FOR RELEASE                                    CONTACT:  Chris Morris
March 2, 2005                                            Senior Vice President
3:05 p.m. Central Time                                   Chief Financial Officer
                                                         (972) 258-4525


                 CEC ENTERTAINMENT, INC. REPORTS 2004 EARNINGS;
                               REPORTS RESTATEMENT

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE:"CEC") today announced earnings for the fourth quarter of 2004 and year ended January 2, 2005. These and all other amounts in the press release have been presented on a basis consistent with a restatement that the Company previously announced and is described below.

Revenues for 2004 increased to $728.1 million from $654.6 million in 2003. Fiscal year 2004 consisted of 53 weeks compared to 52 weeks in fiscal year 2003. Net income in 2004 increased to $82.5 million from $67.4 million in 2003. Diluted earnings per share in 2004 were $2.15 per share compared to $1.66 per share in 2003.

Revenues for the fourth quarter of 2004, which consisted of 14 weeks, increased to $172.1 million from $147.4 million in the fourth quarter of 2003, which consisted of 13 weeks. Net income in the fourth quarter of 2004 increased to $15.6 million from $10.9 million in the same period of 2003. Diluted earnings per share in the fourth quarter of 2004 were $0.41 per share compared to $0.28 in the fourth quarter of 2003.

Chris Morris, Senior Vice President and Chief Financial Officer stated that, "Comparable store sales in the fourth quarter increased 3.1% primarily attributable to the seasonally strong 53rd week. After excluding the benefit of the extra week, considering Christmas fell on Saturday in 2004 and the significant competition from kids movies, quarterly sales were relatively strong. We estimate that the extra week in the fourth quarter increased diluted earnings per share by approximately $0.11. Our fourth quarter pre-tax margin improved 260 basis points to 14.7%. Comparable store sales for the year increased 2.0%. Diluted earnings per share for 2004, after adjusting for the extra week and a $4.3 million legal settlement charge taken in the third quarter of 2003, increased approximately 17%. We achieved this significant increase in earnings per share despite a $3.4 million increase in food costs associated with higher cheese prices in 2004 compared to 2003. During 2004, the Company generated operating cash flow of $166 million, invested $81 million primarily in new and existing stores and repurchased $114 million of treasury stock while increasing borrowings on our credit facility by only $12 million."

Mr. Morris further added, "Based on current estimates, we expect diluted earnings per share to range from $2.33 to $2.38 per share for the 2005 fiscal year and $0.82 to $0.84, $0.44 to $0.46, $0.62 to $0.64 and $0.42 to $0.44 in
the first, second, third and fourth quarter of 2005, respectively. The 2005 estimate assumes an increase of 1% to 2% in comparable store sales and is exclusive of the effects of expensing stock options beginning in the third quarter of 2005."

Richard M. Frank, Chairman and Chief Executive Officer stated that, "We believe our results reflect the continued success of our long-term strategies of reinvesting in our core stores, continued new store development and building on operational execution. Because of our financial strength, the strong market position of our concept and belief in our ability to continue the execution of a solid strategic plan, we remain confident in our ability to create long-term value for our shareholders."

Restatement of Historical Financial Statements:

Following a review of its lease-related accounting policies, the Company has corrected its computation of depreciation, lease classification, straight-line rent expense and the related deferred rent liability. Prior to this review, the Company believed the policies it used when accounting for leases and the related depreciation were consistent with industry practice and in accordance with generally accepted accounting principles. The application of these policies will not have any affect on cash balances or the timing or amounts of lease payments.

Historically, when accounting for leases, the Company has depreciated its leasehold improvements over a period equal to the lesser of the initial non-cancelable lease term plus periods of expected renewal, or the useful life of the assets. The periods of expected renewal included option periods provided for in the lease and any additional periods that the Company considered reasonably assured of exercising or acquiring. When determining whether each of its leases was an operating lease or a capital lease and when calculating straight-line rent expense, the Company used the initial non-cancelable lease term commencing when the obligation to make current rent payments began. Funds received from the lessor intended to reimburse the Company for the cost of leasehold improvements were netted against the amount recorded for the leasehold improvement.

Following an extensive analysis of its lease and related accounting policies and in consultation with its independent registered public accounting firm, Deloitte & Touche LLP, the Company has now determined to use a consistent lease period (generally, the initial non-cancelable lease term plus option periods provided for in the lease that can be reasonably assured) when calculating depreciation of leasehold improvements and in determining straight-line rent expense and classification of its leases as either an operating lease or a capital lease. The lease term and straight-line rent expense will commence on the date when the Company takes possession and has the right to control use of the leased premises. Funds received from the lessor intended to reimburse the Company for the cost of leasehold improvements will be recorded as a deferred credit resulting from a lease incentive and amortized over the lease term as a reduction to rent expense.

The cumulative effect of the restatement adjustments through fiscal year 2003 is to increase property and equipment $2.6 million, increase deferred rent liability $37.7 million, increase debt related to capital leases $11.0 million, decrease deferred tax liability $17.9 million and decrease retained earnings $28.2 million. Increases in rent expense, depreciation expense and interest expense, net of the related tax effects, resulted in decreases in diluted earnings per share for fiscal years 2003 and 2004 of $0.09, in both years, and ranged from $0.02 to $0.03 for each quarter of fiscal years 2003 and 2004.

The Company will amend the appropriate filings with the Securities and Exchange Commission to include restated financial statements for the three-year periods ended December 28, 2003 and for the first three quarters of fiscal 2004 to reflect these matters. As a result of the restatement and as stated in our Current Report on Form 8-K filed on February 1, 2005, the financial statements contained in the Company's prior filings with the SEC should no longer be relied upon.

The Company's management will discuss the restatement and the results for the fourth quarter and fiscal year 2004 on a conference call and simultaneous webcast on March 2, 2005. The webcast can be accessed through the Company's website at www.chuckecheese.com.

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on CEC's operating results, performance or financial condition are its ability to implement its growth strategies, national, regional and local economic conditions affecting the restaurant/entertainment industry, competition within each of the restaurant and entertainment industries, success of its franchise operations, negative publicity, fluctuations in quarterly results of operations, including seasonality, government regulations, weather, school holidays, commodity and labor costs.

CEC Entertainment, Inc. operates a system of 498 Chuck E. Cheese's restaurants in 48 states, of which 452 are owned and operated by the Company. # # #



                                        CEC ENTERTAINMENT, INC.
                              CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                                   (Thousands, except per share date)


                                                    Quarter Ended                  Year Ended
                                               01/02/05       12/28/03       01/02/05       12/28/03
                                              ---------      ---------      ---------      ---------
                                                           (as restated)                 (as restated)
Revenues:
   Food and beverage                          $ 114,247      $  99,589      $ 479,741      $ 433,952
   Games and merchandise                         57,127         47,111        245,088        217,261
   Franchise fees and royalties                     700            715          3,220          3,335
   Interest income                                   11             34             30             50
                                              ---------      ---------      ---------      ---------
                                                172,085        147,449        728,079        654,598

Costs and expenses:
   Cost of sales
      Food, beverage and related supplies        21,291         18,545         89,228         79,982
      Games and merchandise                       6,613          6,262         30,395         28,234
      Labor                                      49,699         43,779        200,554        181,789
                                              ---------      ---------      ---------      ---------
                                                 77,603         68,586        320,177        290,005
   Selling, general and
      administrative expenses                    21,182         18,159         86,471         83,024
   Depreciation and amortization                 14,294         12,869         55,771         49,502
   Interest expense                                 919            668          2,486          2,194
   Other operating expenses                      32,852         29,302        129,409        119,775
                                              ---------      ---------      ---------      ---------
                                                146,850        129,584        594,314        544,500

Income before income taxes                       25,235         17,865        133,765        110,098

Income taxes                                      9,666          6,931         51,233         42,717
                                              ---------      ---------      ---------      ---------

Net income                                    $  15,569      $  10,934      $  82,532      $  67,381
                                              =========      =========      =========      =========

Earnings per share:
   Basic                                      $     .43      $     .28      $    2.22      $    1.70
   Diluted                                    $     .41      $     .28      $    2.15      $    1.66

Weighted average shares outstanding:
   Basic                                         36,416         38,436         37,251         39,654
   Diluted                                       37,734         39,669         38,472         40,389




                                        CEC ENTERTAINMENT, INC.
                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Thousands, except share amounts)

                                                                         January 2,    December 28,
                                                                            2005           2003
                                                                         ----------    ------------
                                                                                       (as restated)
  ASSETS

  Current assets:
     Cash and cash equivalents......................................     $  11,798      $   8,067
     Accounts receivable............................................        13,482         13,103
     Inventories....................................................        12,171         12,491
     Prepaid expenses...............................................         7,444          7,608
     Deferred tax asset.............................................         1,763          1,487
                                                                         ---------      ---------
       Total current assets.........................................        46,658         42,756
                                                                         ---------      ---------

  Property and equipment, net.......................................       563,081        538,756
                                                                         ---------      ---------

  Other assets .....................................................         2,278          1,471
                                                                         ---------      ---------
                                                                         $ 612,017      $ 582,983
                                                                         =========      =========

  LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities:
     Current portion of long-term debt..............................     $  79,270      $   1,158
     Accounts payable and accrued liabilities.......................        60,623         58,736
                                                                         ---------      ---------
          Total current liabilities.................................       139,893         59,894
                                                                         ---------      ---------

  Long-term debt, less current portion..............................        10,682         74,601
                                                                         ---------      ---------

  Deferred rent.....................................................        53,427         42,816
                                                                         ---------      ---------

  Deferred tax liability............................................        36,429         32,849
                                                                         ---------      ---------

  Accrued insurance ................................................        10,856          8,500
                                                                         ---------      ---------

  Shareholders' equity:
     Common stock, $.10 par value; authorized 100,000,000 shares;
      55,556,857 and 54,481,913 shares issued, respectively ........         5,556          5,448
     Capital in excess of par value.................................       245,991        219,071
     Retained earnings .............................................       433,267        350,735
     Accumulated other comprehensive income ........................         1,476            695
     Less treasury shares of 19,210,568
        and 16,042,418, respectively, at cost.......................      (325,560)      (211,626)
                                                                         ---------      ---------
                                                                           360,730        364,323
                                                                         ---------      ---------
                                                                         $ 612,017      $ 582,983
                                                                         =========      =========


                             CEC ENTERTAINMENT, INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION
                                   (Thousands)


                                       Quarter Ended             Year Ended
                                    01/02/05    12/28/03    01/02/05    12/28/03
                                    --------    --------    --------    --------

Number of Company-owned stores:
Beginning of period                    440         401         418         384
New                                      9          14          29          32
Acquired from franchisees                1           3           3           3
Closed                                  (1)                     (1)         (1)
                                      ----        ----        ----        ----
End of period                          449         418         449         418
                                      ====        ====        ====        ====

Number of Franchised stores:
Beginning of period                     47          51          48          50
New                                                  1           1           2
Acquired from franchisees               (1)         (3)         (3)         (3)
Closed                                              (1)                     (1)
                                      ----        ----        ----        ----
End of period                           46          48          46          48
                                      ====        ====        ====         ===



                                 CEC ENTERTAINMENT, INC.
                      CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                             SUMMARY OF RESTATEMENT IMPACTS
                             QUARTER ENDED DECEMBER 28, 2003

                           (Thousands, except per share date)


                                              As Reported     Adjustment    As Restated
                                              -----------     ----------    -----------

Revenues:
   Food and beverage                           $  99,589                     $  99,589
   Games and merchandise                          47,111                        47,111
   Franchise fees and royalties                      715                           715
   Interest income                                    34                            34
                                               ---------                     ---------
                                                 147,449                       147,449
Costs and expenses:
   Cost of sales
      Food, beverage and related supplies         18,545                        18,545
      Games and merchandise                        6,262                         6,262
      Labor                                       43,779                        43,779
                                               ---------                     ---------
                                                  68,586                        68,586
   Selling, general and
      administrative expenses                     18,159                        18,159
   Depreciation and amortization                  11,771      $   1,098         12,869
   Interest expense                                  482            186            668
   Other operating expenses                       29,192            110         29,302
                                               ---------      ---------      ---------
                                                 128,190          1,394        129,584

Income before income taxes                        19,259         (1,394)        17,865

Income taxes                                       7,472           (541)         6,931
                                               ---------      ---------      ---------

Net income                                     $  11,787      $    (853)     $  10,934
                                               =========      =========      =========

Earnings per share:
   Basic                                       $     .31      $   (.03)      $     .28
   Diluted                                     $     .30      $   (.02)      $     .28

Weighted average shares outstanding:
   Basic                                          38,436                        38,436
   Diluted                                        39,669                        39,669




                                 CEC ENTERTAINMENT, INC.
                      CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                             SUMMARY OF RESTATEMENT IMPACTS
                              YEAR ENDED DECEMBER 28, 2003

                           (Thousands, except per share date)


                                              As Reported     Adjustment    As Restated
                                              -----------     ----------    -----------

Revenues:
   Food and beverage                           $ 433,952                     $ 433,952
   Games and merchandise                         217,261                       217,261
   Franchise fees and royalties                    3,335                         3,335
   Interest income                                    50                            50
                                               ---------                     ---------
                                                 654,598                       654,598

Costs and expenses:
   Cost of sales
      Food, beverage and related supplies         79,982                        79,982
      Games and merchandise                       28,234                        28,234
      Labor                                      181,789                       181,789
                                               ---------                     ---------
                                                 290,005                       290,005
   Selling, general and
      administrative expenses                     83,024                        83,024
   Depreciation and amortization                  45,109      $   4,393         49,502
   Interest expense                                1,449            745          2,194
   Other operating expenses                      119,334            441        119,775
                                               ---------      ---------      ---------
                                                 538,921          5,579        544,500

Income before income taxes                       115,677         (5,579)       110,098

Income taxes                                      44,882         (2,165)        42,717
                                               ---------      ---------      ---------

Net income                                     $  70,795      $  (3,414)     $  67,381
                                               =========      =========      =========

Earnings per share:
   Basic                                       $    1.78      $    (.09)     $    1.70
   Diluted                                     $    1.75      $    (.08)     $    1.66

Weighted average shares outstanding:
   Basic                                          39,654                        39,654
   Diluted                                        40,389                        40,389





                                       CEC ENTERTAINMENT, INC.
                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                   SUMMARY OF RESTATEMENT IMPACTS

                                  (Thousands, except share amounts)


                                                       December 28,                    December 28,
                                                           2003         Adjustment         2003
                                                       ------------     ----------     ------------
                                                       (as reported)                   (as restated)
ASSETS

Current assets:
   Cash and cash equivalents.......................     $   8,067                       $   8,067
   Accounts receivable.............................        13,103                          13,103
   Inventories.....................................        12,491                          12,491
   Prepaid expenses................................         7,608                           7,608
   Deferred tax asset..............................         1,487                           1,487
                                                        ---------                       ---------
      Total current assets.........................        42,756                          42,756
                                                        ---------                       ---------

Property and equipment, net........................       536,124       $   2,632         538,756
                                                        ---------       ---------       ---------

Other assets ......................................         1,471                           1,471
                                                        ---------       ---------       ---------
                                                        $ 580,351       $   2,632       $ 582,983
                                                        =========       =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY

   Current liabilities:
      Current portion of long-term debt.............    $     168       $     990       $   1,158
      Accounts payable and accrued liabilities......       58,736                          58,736
                                                        ---------       ---------       ---------
         Total current liabilities.................        58,904             990          59,894
                                                        ---------       ---------       ---------

Long-term debt, less current portion...............        64,581          10,020          74,601
                                                        ---------       ---------       ---------

Deferred rent......................................         5,153          37,663          42,816
                                                        ---------       ---------       ---------

Deferred tax liability.............................        50,714         (17,865)         32,849
                                                        ---------       ---------       ---------

Accrued insurance .................................         8,500                           8,500
                                                        ---------                       ---------

Shareholders' equity:
   Common stock ...................................         5,448                           5,448
   Capital in excess of par value..................       219,071                         219,071
   Retained earnings ..............................       378,911         (28,176)        350,735
   Accumulated other comprehensive income .........           695                             695
   Less treasury shares ...........................      (211,626)                       (211,626)
                                                        ---------       ---------       ---------
                                                          392,499         (28,176)        364,323
                                                        ---------       ---------       ---------
                                                        $ 580,351       $   2,632       $ 582,983
                                                        =========       =========       =========
